UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

NATIONAL HOME HEALTH CARE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On August 2, 2007, National Home Health Care Corp. (the “Company”) received a letter from the NASDAQ Listing Qualifications Staff indicating that the Company’s securities are subject to delisting from The NASDAQ National Market at the opening of business on August 13, 2007 because the Company has failed to comply with Marketplace Rules 4350(e) and 4350(g) (the “Staff Determination”), which rules require that the Company hold an annual shareholders meeting, distribute a proxy statement and solicit proxies for the meeting. The Company plans to request a hearing before the NASDAQ Listing Qualifications Panel to appeal the Staff Determination. The request for a hearing will stay the delisting of the Company’s securities until the panel renders its decision and the Company’s securities will continue to be traded on the NASDAQ National Market in the interim. No assurance can be given that the NASDAQ hearing panel will grant the Company’s request for continued listing. On August 7, 2007, the Company issued a press release announcing, among other things, that it received the notification from NASDAQ described herein. This press release is attached as Exhibit 99.1 and is incorporated herein by reference, and all descriptions of the notification are qualified in their entirety by reference to said Exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 7, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOME HEALTH CARE CORP.
Dated: August 7, 2007

/s/ Steven Fialkow

Name: Steven Fialkow
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 7, 2007.